Exhibit 99.1

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000
Lt. General (USA, Retired) John S. Caldwell, Jr. Joins TASER International Board of
Directors
Addition of General Caldwell compliments the hiring of Colonel George Fenton (USMC, Retired), former
Director of the DoD Joint Non-Lethal Weapons Program
SCOTTSDALE, Ariz., June 29, 2006 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced electronic control devices announced that John S. Caldwell, Jr.(Lt. Gen USA Retired) has joined the Board of Directors of TASER International, Inc. effective June 28, 2006. General Caldwell will serve on the Nominating Committee of the Board of Directors. General Caldwell served eight years as a General Officer with twenty years experience planning and executing military research, development and acquisition programs. He is currently employed as Sr. Vice President, Defense Information Technology Solutions, QSS Group, Inc.
“Gen. Caldwell’s extensive military and defense experience will provide added strategic focus to our goal of supplying the military and government agencies with the benefits of the TASER technology,” said TASER International Chairman of the Board Phil Smith.
In addition, Colonel George Fenton (USMC, Retired), former Director of the Department of Defense Joint Non-Lethal Weapons Program (JNLWP), has joined TASER International as Vice President, Government and Military Programs. Col. George Fenton will work closely with Gen. Caldwell to develop strategic and tactical initiatives to build on the successful deployment of the TASER device with US military forces in Afghanistan and Iraq.
Colonel Fenton managed, supervised and directed the operations of the DoD JNLWP. As Director there, he coordinated the research and development of non-lethal capabilities for operationally deployed military forces worldwide. He directed the creation of the JNLWP strategic vision, goals and objectives and elevated the program’s prominence and credibility nationally and abroad.
“We are very pleased to have John Caldwell join our Board of Directors and George Fenton join the TASER team,” commented Rick Smith, CEO for TASER International. “These additions emphasize this company’s commitment not only to bringing the very best non-lethal use of force weapons to market, but also to making certain the United States Government and the United States military have the benefit of TASER technology in the performance of their missions,” concluded Smith.

About TASER International, Inc.
TASER International provides advanced electronic control devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information visit the company’s web-site at www.TASER.com for facts and video.